Exhibit 99.1

EXCERPT FROM PRELIMINARY OFFERING MEMORANDUM SUPPLEMENT,

DATED JULY 15, 2016

The following information updates and supersedes certain information specified in Exhibit 99.3 to the Company’s Current Report on Form 8-K, dated July 13, 2016, which contained excerpts from the Company’s Preliminary Offering Memorandum, dated July 13, 2016 (the “original filing”). Unless otherwise indicated or the context otherwise requires, all terms used herein shall have the same meaning specified in the original filing.

Changes to the Preliminary Offering Memorandum

We have identified certain mathematical errors in our calculation of Pro forma covenant EBITDA for the year ended December 31, 2015 and the three months ended March 31, 2016 contained in the Preliminary Offering Memorandum. For the year ended December 31, 2015, Pro forma covenant EBITDA was shown as $649,646 thousand. The correct number is $645,880 thousand. For the three months ended March 31, 2016, Pro forma covenant EBITDA was shown as $239,498 thousand. The correct number is $169,554 thousand. These mathematical errors were the result of certain non-recurring charges being added back to the Pro forma covenant EBITDA, however these items were already excluded from the Pro forma adjusted EBITDA.

The Pro forma covenant EBITDA for the twelve months ended March 31, 2016 of $762,358 thousand remains unchanged.